Item 77.Q1 (a)-Amendments to the Agreement and Declaration of Trust of The DLB Fund Group
None
Item 77.Q1 (e)-New Investment Advisory Agreements and Investment Sub-Advisory Agreements

1. Management Contract between The DLB Fund Group and David L. Babson & Company Inc. relating to the DLB Enhanced Index Growth Fund is incorporated by reference to The DLB Fund Group's Post-Effective Amendment No. 21 filed on October 24, 2000.

2. Management Contract between The DLB Fund Group and David L. Babson & Company Inc. relating to the DLB Enhanced Index Value Fund is incorporated by reference to The DLB Fund Group's Post-Effective Amendment No. 21 filed on October 24, 2000.

3. Management Contract between The DLB Fund Group and David L. Babson & Company Inc. relating to the DLB Small Capitalization Value Fund is incorporated by reference to The DLB Fund Group's Post-Effective Amendment No. 21 filed on October 24, 2000.

4. Form of Amendment No. 1 to Management Contract between The DLB Fund Group and David L. Babson & Company Inc. relating to the DLB Disciplined Growth Fund (now named the DLB Enhanced Index Core Equity Fund) is incorporated by reference to The DLB Fund Group's Post-Effective Amendment No. 20 filed on October 19, 2000.

5. Sub-Advisory Agreement between David L. Babson & Company Inc. and Babson-Stewart Ivory International relating to the DLB Stewart Ivory International Fund is incorporated by reference to The DLB Fund Group's Post-Effective Amendment No. 22 filed on February 27, 2001.

6. Sub-Advisory Agreement between David L. Babson & Company Inc. and Babson-Stewart Ivory International relating to the DLB Stewart Ivory Emerging Markets Fund is incorporated by reference to The DLB Fund Group's Post-Effective Amendment No. 22 filed on February 27, 2001.